EXHIBIT 10.4

Nevada Bottling and Bottling Company
5101 Oakridge Ave.
Pahrump, Nevada
89048
Tel:  (775) 751-5411
Fax:  (775) 751-8077

April 26, 2010

Re:  Pricing Agreement/Omega Water Corp.

Omega Water Corporation
10624 South Eastern Ave.
Henderson, NV
89048

Nevada Bottling and Beverage Company confirm that our company has entered into an agreement with Omega Water Corporation. Nevada Bottling and Beverage will be bottling water in various sizes and private labels on behalf of the Omega Water Corporation.

The Water is sourced from Nevada Bottling and Beverage Company’s seven pure artesian wells, located on and below our facilities at 5101 Oakridge Ave, in Pahrump, NV.  This water is purified through microfiltration and reverse osmosis which removes the salts and any suspended solids from the water. Nevada Bottling also incorporates ozone contact systems to disinfect our drinking water and ensure the highest quality products. Nevada Bottling and Beverage Company own 100% of the Water rights located at our facilities at 5101 Oakridge Ave, in Pahrump, NV.

Nevada Bottling follows the codes and ethics of the International Bottled Water Association (Model Code) and meets and exceeds the Food and Drug Administrations’ Code; title 21 CFR part 65 for water quality and standards.  Please refer to our web site.

Nevada Bottling and Bottling Company 5101 Oakridge Ave. Pahrump, NV 89048

Nevada Bottling and Bottling Company
5101 Oakridge Ave.
Pahrump, Nevada
89048
Tel:  (775) 751-5411
Fax:  (775) 751-8077

Price Agreement as of April 1,

Costs base on per Bottle:

PET 12oz                                                      $3.75 a case of 24
PET 16oz                                                      $3.50 a case of 24

Pricing is subject to change without notice, and taxes have not been calculated.

Shipping cost not included.

John S. Balian
/s/ John S. Balian  5-3-10
CEO
Nevada Bottling & Beverage Co.

Nevada Bottling and Bottling Company 5101 Oakridge Ave. Pahrump, NV 89048